EXHIBIT 99.1

TOR Minerals International to Report Second Quarter 2007 Financial Results

CORPUS CHRISTI, Texas--(PR NEWSWIRE)--TOR Minerals International (Nasdaq: TORM - News) announced today that it will conduct its second quarter 2007 earnings conference call on Wednesday, August 1, 2007, at 5:00 p.m. EDT, 4:00 p.m. CDT. The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals.

The call will be available via web-cast under the News section of the company's website, http://www.torminerals.com. Interested parties may also access the conference call via telephone by dialing 877-407-9210. Second quarter 2007 results will be released after the markets close on August 1, 2007.

Headquartered in Corpus Christi, Texas, TOR Minerals is a manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

Contact:

Dave Mossberg,
Beacon Street Group, LLC
817-310-0051